UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2017

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210

Plymouth, MN 55447

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Item 8.01.  Other Events.

As previously disclosed on February 27, 2017, Silver Bay Realty Trust Corp., a Maryland corporation, which we refer to as “Silver Bay” or the “Company”, Silver Bay Management LLC, a Delaware limited liability company, which we refer to as “Company GP”, and Silver Bay Operating Partnership L.P., a Delaware limited partnership, which we refer to as “Company LP” and together with the Company and Company GP, the “Company Parties”, entered into a definitive Agreement and Plan of Merger, which we refer to as the “Merger Agreement”, with Tricon Capital Group, Inc., a company incorporated under the laws of the Province of Ontario, which we refer to as “Ultimate Parent”, TAH Acquisition Holdings LLC, a Delaware limited liability company, which we refer to as “Tricon”, and TAH Acquisition LP, a Delaware limited partnership, which we refer to as “Parent LP” and, together with Ultimate Parent and Parent, the “Parent Parties”.  Upon the terms and subject to the conditions set forth in the Merger Agreement, Silver Bay will merge with and into Parent, with Tricon as the surviving entity, which we refer to as the “Merger”.

In connection with the Merger, two purported class action complaints have been filed on behalf of stockholders of the Company.  On April 5, 2017, a putative class action lawsuit captioned Scarantino v. Silver Bay Realty Trust Corp. et al., 0:17-cv-01066-PAM-TNL, was filed in the United States District Court for the District of Minnesota against the Company Parties, members of the Company’s board of directors and the Parent Parties.  On April 7, 2017, a putative class action lawsuit captioned Dell’Osso v. Silver Bay Realty Trust Corp. et al., 1:17-cv-00969-JKB was filed in the United States District Court for the District of Maryland against the Company and members of the Company’s board of directors; we refer to these lawsuits collectively as the “Stockholder Actions.” The lawsuits allege, among other matters, that the Company’s definitive proxy statement relating to the Merger, which we refer to as the “Definitive Proxy Statement”, contained certain material omissions.

The Company believes that no supplemental disclosures are required under applicable laws; however, to avoid the risk of the Stockholder Actions delaying or adversely affecting the Merger and to minimize the expense of defending the Stockholder Actions, and without admitting any liability or wrongdoing, the Company is making certain disclosures below that supplement and revise those contained in the Definitive Proxy Statement, which we refer to as the “litigation-related supplemental disclosures.” The litigation-related supplemental disclosures contained below should be read in conjunction with the Definitive Proxy Statement, which is available on the Internet site maintained by the Securities and Exchange Commission, which we refer as the “SEC”, at http://www.sec.gov, along with periodic reports and other information the Company files with the SEC. The Company and the other named defendants have denied, and continue to deny, that they have committed or assisted others in committing any violations of law or breaches of duty to Silver Bay stockholders, and expressly maintain that, to the extent applicable, they complied with their fiduciary and other legal duties and are providing the litigation-related supplemental disclosures below solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in the litigation-related supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the litigation-related supplemental disclosures set forth herein. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

The Company’s Board of Directors continues to unanimously recommend that you vote (1) “FOR” the approval of the Merger, the Merger Agreement and the other actions and transactions contemplated in the Merger Agreement; and (2) “FOR” the approval of any proposal submitted to a vote of stockholders to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger, the Merger Agreement and the other actions and transactions contemplated by the Merger Agreement at the time of the special meeting.

Forward-Looking Statements

All statements included or referenced may contain statements that are not historical facts and that constitute “forward-looking statements” within the meaning of such term under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”.  Our actual results may differ from expectations, estimates and projections and, consequently, these forward-looking statements should not be relied upon as predictions of future events.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Silver Bay stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in our Definitive Proxy Statement, and the following factors: (i) the inability to complete the Merger due to the failure of the Silver Bay stockholders to approve the Merger, the Merger Agreement and the other actions and transactions contemplated by the Merger Agreement or failure to satisfy the other conditions to the completion of the Merger; (ii) the risk that the Parent Parties may not be able to raise sufficient proceeds from its planned debt and equity financings to pay for the merger consideration; (iii) the risk that the Merger Agreement may be terminated in circumstances that require us to pay the Parent Parties a termination fee of $24.5 million; (iv) the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement; (v) risks that the proposed Merger affects our ability to retain or recruit employees; (vi) the fact that receipt of the all-cash merger consideration would be taxable to the stockholders that are treated as U.S. holders for U.S. federal income tax purposes; (vii) the fact that, if the Merger is completed, the Silver Bay stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Silver Bay’s current strategy as an independent company; (viii) the fact that under the terms of the Merger Agreement, Silver Bay is unable to solicit other acquisition proposals during the pendency of the Merger; (ix) the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally, including risks related to the diversion of the attention of management or employees during the pendency of the Merger; (x) the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger; and (xi) the risk that our stock price may decline significantly if the Merger is not completed. For additional information, please see the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. The Silver Bay stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT RELATED TO

STOCKHOLDER ACTIONS

The “The Merger” section of the Definitive Proxy Statement under the heading “Background of the Merger” is hereby amended by:

Amending and restating the third full paragraph on page 33 beginning with “During the months of August and September 2015 ………” as follows:

During the months of August and September 2015, representatives of Silver Bay management populated a due diligence data room with confidential information about Silver Bay, representatives of Orrick prepared a form of confidentiality, non-solicitation and standstill agreement that, among other things, prohibited the counterparty from making an unsolicited offer to acquire the Company, which is referred to as an “NDA,” and, at the direction of the Board, representatives of Goldman Sachs began an outreach program to potential strategic partners for Silver Bay. During this process, more than 50 parties were contacted to gauge their potential interest in the single-family residential industry or a large platform opportunity with an incumbent. These parties included public and private strategic partners, financial sponsors, insurance companies, pension funds, sovereign wealth funds, and other potential buyers or partners. Of those contacted, eight strategic partners (three public and five private) and four financial sponsors — including those referred to as Companies A through K below — executed a negotiated NDA, undertook due diligence and received a bid instruction letter requesting formal feedback by October 5, 2015. These parties included Tricon.  The NDAs signed by Companies D, E, H, I and J contained a provision stating that the counterparty was not permitted to ask the Company for a waiver of the standstill, which is referred to as a “don’t-ask, don’t-waive” provision.  The don’t-ask, don’t-waive provisions in each of the NDAs signed by Companies D, E, H and J terminated prior to or on the date of the execution of the Merger Agreement (either because those covenants were time limited or terminated upon the execution of the Merger Agreement with Tricon), whereas the don’t-ask, don’t-waive provision in the NDA signed by Company I remains in effect.

The “The Merger” section of the Definitive Proxy Statement under the heading “Fairness Opinion of Goldman, Sachs & Co” is hereby amended by:

Amending and restating the fourth and fifth paragraphs under the heading entitled “Selected Companies Analysis” on page 57 as follows:

With respect to the selected companies and Silver Bay, Goldman Sachs calculated the estimated funds from operations, or “FFO”, multiples for fiscal years 2017 and 2018, which are publicly available and were obtained through IBES estimates and other Wall Street research, except for Silver Bay, which was provided by Silver Bay’s management and set forth in the Forecasts.

Goldman Sachs then calculated a range of indicative FFO multiples for fiscal year 2017. The results of these analyses are summarized as follows:

Selected Companies
FFO Multiples for fiscal year:	Range	Median	Silver Bay
2017	17.0x - 21.5x	21.1x	20.5x

Adding the below additional sentence as the last paragraph of the heading entitled “Selected Companies Analysis” on page 57.

Goldman Sachs then applied the high and low FFO multiples of 17.0x and 21.5x for fiscal year 2017 to the estimated fiscal year 2017 ratio of FFO per share of outstanding Silver Bay common stock, which was provided by Silver Bay’s management and set forth in the Forecasts.

Amending and restating the second and third sentences of the first paragraph under the heading entitled “Illustrative Present Value of Future Share Price Analysis” on page 57.

For this analysis, Goldman Sachs used the estimated ratio of FFO per share of outstanding Silver Bay common stock and estimated dividends per share of outstanding Silver Bay common stock for each of the fiscal years 2018 to 2019, which was provided by Silver Bay’s management and set forth in the Forecasts. Goldman Sachs first calculated the implied future values per share of Silver Bay common stock as of December 31 for each of the fiscal years 2017 to 2018, by applying a range of one year forward FFO multiples of 18.0x to 22.0x to the estimated FFO per share of Silver Bay common stock for each of the fiscal years 2018 to 2019, and then discounted such values plus estimated future dividends per share of Silver Bay common stock back to February 24, 2017, using an illustrative discount rate of 7.5%, reflecting an estimate of Silver Bay’s cost of equity.

Adding the below sentence as the fourth sentence of the first paragraph under the heading entitled “Illustrative Present Value of Future Share Price Analysis” on page 57.

Such range of FFO multiples was determined by Goldman Sachs based on its professional judgment and experience by reference to the estimated fiscal year 2017 FFO multiples for the selected companies, which are publicly available and were obtained through IBES estimates and other Wall Street research.

Amending and restating the first and second sentences of the first paragraph on pages 57-58 under the heading entitled “Illustrative Discounted Cash Flow Analysis”.

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Silver Bay. Using discount rates ranging from 5.0% to 6.0%, reflecting estimates of Silver Bay’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2016 (i) estimates of unlevered free cash flow, a measure consisting of net operating income less general and administrative expense less stabilized capital expenditures, for Silver Bay for the fiscal years 2017 through 2019 as reflected in the Forecasts, and (ii) a range of illustrative terminal values for Silver Bay, which were calculated by applying capitalization rates for terminal values ranging from 5.7% to 6.3%, assuming a midpoint of the Silver Bay implied cap rate as of February 24, 2017 as derived from the Forecasts, to a terminal year estimate of the free cash flow to be generated by Silver Bay, as reflected in the Forecasts, including a net operating income long term, steady state growth rate of 1.5% provided by Silver Bay’s management. Goldman Sachs derived ranges of illustrative enterprise values for Silver Bay by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Silver Bay assumed net debt of $605 million as of December 31, 2016, as provided by the management of Silver Bay, to derive a range of illustrative equity values for Silver Bay.

The “The Merger” section of the Definitive Proxy Statement is hereby amended by:

Adding a new heading “Financial Projections” and related section on page 59 after the heading “Fairness Opinion of Goldman, Sachs & Co.” and before the heading “Interests of Silver Bay’s Directors and Executive Officers in the Merger”.

Financial Projections

Silver Bay provided to Tricon, as part of the due diligence process and based on certain estimates and assumptions of Silver Bay management, in January 2017, certain internal financial analyses and projections for 2017 through 2019 that Silver Bay had prepared in December 2016 and updated in January 2017, which we refer to as the “Projections.” Silver Bay does not publicly disclose these types of projections as a matter of course and were shared with Tricon since it had executed a confidentiality agreement with Silver Bay.

In addition, for purposes of assisting Goldman Sachs with its financial analysis, Silver Bay management also approved the Projections for Goldman Sachs’ use. The Projections were not prepared for purpose of public disclosure and are included in the proxy statement only because (1) the Projections were made available to Tricon and its lenders in connection with the due diligence review of Silver Bay as outlined above; (2) the Projections were made available to Goldman Sachs for use in connection with its financial analysis as described in the section of the proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.” and (3) the Projections were made available to the Board in connection with their consideration of a potential acquisition of Silver Bay. The Projections were not prepared with a view to compliance with (1) GAAP; (2) the published guidelines of the SEC, regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The

Projections included in these litigation-related supplemental disclosures were not prepared by, and are not the responsibility of, Ernst & Young LLP, our independent registered public accounting firm. Furthermore, Ernst & Young LLP has not examined, reviewed, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion or any other form of assurance on, them.

Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Silver Bay management that they believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to Silver Bay management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include (1) general economic conditions; (2) Silver Bay’s ability to achieve forecasted revenue; (3) the accuracy of certain accounting assumptions; (4) changes in actual or projected cash flows; (5) competitive pressures; and (6) changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the mergers. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of the Projections in these litigation-related supplemental disclosures should not be regarded as an indication that the Board, Silver Bay or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results, or that the Projections are material. The Projections were not prepared for public disclosure and are not included in these litigation-related supplemental disclosures in order to induce any stockholder to vote in favor of the adoption of the mergers or any of the other proposals to be voted on at the special meeting. Silver Bay does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Projections, Silver Bay stockholders are cautioned not to rely on the projections included in this proxy statement and Silver Bay may not achieve the Projections whether or not the mergers are completed.

As referred to below, we believe net operating income, which we refer to as “NOI”, a non-GAAP financial measure, is helpful to investors in understanding the core performance of our real estate operations without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.  We define NOI as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, general and administrative expenses, stock-based compensation, severance and other, transaction expenses, interest expense, impairment of real estate, net gain on disposition of real estate, adjustments for derivative instruments, net, income tax (expense) benefit, net and other non-comparable items as applicable.

As referred to below, “Funds From Operations”, which we refer to as “FFO”, is a non-GAAP financial measure that we believe is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. In addition, we have adjusted net income (loss) for the income tax expense (benefit) on disposition of real estate.

As referred to below, “Core Funds From Operations”, which we refer to as “Core FFO”, is a non-GAAP financial measure that we use as a supplemental measure of our performance. We believe that Core FFO is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. We adjust FFO for stock-based compensation, severance and other, transaction expenses, write-offs of expenses associated with changes in our debt structure, adjustments for derivative instruments, net, and certain other non-cash or non-comparable costs to arrive at Core FFO.

As referred to below, “Distributable Cash” is a non-GAAP financial measure. Distributable Cash represents Core FFO adjusted to deduct capital expenditures on previously renovated properties, lease costs and preferred stock distributions. We utilize Distributable Cash in evaluating our ongoing cash flow available for investment, debt repayment, and distributions on our common stock and believe investors may use Distributable Cash in a similar manner.

Although NOI, FFO, Core FFO and Distributable Cash are frequently used by investors in their evaluation of comparable REITS, these non-GAAP financial measures have limitations and should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity or ability to pay dividends. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although we use these non-GAAP measures for comparability in assessing our performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on measures such as NOI. FFO and Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts measures such as NOI, FFO and Core FFO because costs that are accounted for as expenses reduce NOI, FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of NOI, FFO and Core FFO. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Projections

(amounts in thousands)	2017	2018	2019

Revenue	$128,914	$132,925	$137,518

FFO(1)	$28,058	$32,608	$33,524

Core FFO(2)	$33,608	$36,116	$37,063

NOI	$76,451	$79,515	$82,694

Distributable Cash(3)	$24,088	$26,615	$27,520

(1)         The Projections provided to Goldman Sachs and Tricon also contained this measure on a per share basis.

(2)         The Projections provided to Goldman Sachs and Tricon also contained this measure on a per share basis.

(3)         The Projections provided to Goldman Sachs and Tricon contained this measure on a per share basis only. It is presented as an aggregate dollar value in these litigation-related supplemental disclosures due to SEC requirements related to the disclosure of non-GAAP financial measures that represent a liquidity measure.

Reconciliation of FFO, Core FFO and Distributable Cash to Net Loss

The Projections include a forecast of our FFO, Core FFO and Distributable Cash.  A reconciliation of the differences between FFO and Core FFO and net loss, a financial measurement prepared in accordance with GAAP, is set forth below.

(amounts in thousands)
Net loss	$(6,822)	$(4,722)	$(3,993)
Depreciation and amortization	36,831	37,051	37,517
Net (gain) loss on disposition of real estate	(1,950)	278	—
Impairment of real estate	—	—	—
Income tax on gain/(loss) on sale of real estate	(1)	1	—
Funds From Operations	$28,058	$32,608	$33,524
Share-based compensation	2,936	3,207	3,238
Adjustments for derivative instruments, net	—	—	—
Amortization of discount on securitization loan	301	301	301
Write-off of deferred financing fees	2,313
Core Funds From Operations	$33,608	$36,116	$37,063
Capital improvements to previously renovated properties	8,028	7,966	7,959
Lease costs	1,392	1,435	1,484
Preferred stock distributions	100	100	100
Distributable Cash	$24,088	$26,615	$27,520

Reconciliation of NOI to Net Loss

The Projections include a forecast of our NOI.  A reconciliation of the differences between NOI and net loss, a financial measurement prepared in accordance with GAAP, is set forth below.

Net loss	$(6,822)	$(4,722)	$(3,993)
Depreciation and amortization	36,831	37,051	37,517
General and administrative	15,031	15,154	15,609
Share-based compensation	2,936	3,207	3,238
Interest expense	29,452	28,097	30,111
Net (gain) loss on disposition of real estate	(1,950)	278	—
Impairment of real estate	—	—	—
Adjustments for derivative instruments, net	—	—	—
Other expense	774	242	—
Income tax expense, net	199	208	212
Net Operating Income	$76,451	$79,515	$82,694

The “The Merger” section of the Definitive Proxy Statement under the heading “Interests of Silver Bay’s Directors and Executive Officers in the Merger” is hereby amended by:

Adding the below additional sentence to the beginning of the first full paragraph under the heading entitled “Employment Arrangements” on page 65.

In late January 2017, Tricon initiated informal conversations with Mr. Buechler and Ms. Ellis about the possibility of their continued employment after the closing of the merger, and with Mr. Shapiro about the possibility of his continued employment for a limited transition period after the closing of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ Daniel J. Buechler
Daniel J. Buechler
General Counsel and Secretary

Date: April 24, 2017